EXHIBIT 10.1
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                          AGREEMENT FOR LEGAL SERVICES

     THIS AGREEMENT made this 20th day of June 2003, in Brea, California, by and between Northwest Gold, Inc., hereinafter referred to as the "Client" or the "Company" whose address is 590 West Central Avenue, Suite E, Brea, California 92821 and Ari L. Markow, Esq. Attorney at Law, 15760 Ventura Blvd., Suite 1020, Encino, California 91436, hereinafter referred to as "Attorney."

                                   SECTION I.
                              PURPOSE OF EMPLOYMENT

     Client employs Attorney to represent Client as its attorney at law in the matter of providing legal advice to Client with respect to general corporate matters.

     Attorney agrees to exert their best efforts toward achieving a satisfactory result in these matters and to keep Client informed of all major developments. Attorney shall take their instructions solely from Client. ATTORNEYS MAKE NO GUARANTEES OF ANY KIND TO CLIENT CONCERNING THE RESULTS OF THE CLIENT MATTER HEREIN.

                                   SECTION II.
                                 ATTORNEY'S FEES

     Upon execution hereof, Client shall authorize the issuance of an aggregate of 400,000 shares of the Company's common stock (the "Shares"), which Shares shall be registered pursuant to the Securities Act of 1933, as amended, by the filing of a registration statement on Form S-8. Attorney shall credit Clients' account in the aggregate amount of $12,000 in consideration for the issuance and registration of the Shares ($.03 per Share). Attorney shall bill Client for its time at the rate of $300.00 per hour for general corporate work and $90.00 per hour for all matters for paralegal services and shall credit Clients' account for the same until such time as Clients' credit balance is reduced to $0.00. Thereafter, Attorney shall invoice Client on an open account basis. However, in the event the outstanding balance owed by Clients herein exceeds $2,500 at any time, Attorneys may thereafter, in their sole discretion, require Client to submit a minimum of $5,000, which shall be placed in Attorney's trust account and drawn down by Attorneys after submission of an applicable invoice to Client.

     Attorney may amend such rates by providing Client with thirty (30) days notice of the same.

                                  SECTION III.
             COSTS OF MATTER/ACCRUAL OF INTEREST ON UNPAID BALANCES

     Client shall not be required to pay Attorney for certain costs, including but not limited to copying costs, postage costs, telephone costs, telefax costs and internet research charges, but Client shall be required to pay such costs incurred by Attorneys for any other matters undertaken by Attorneys on Clients' behalf. In the event Attorneys pay any such costs, Client will reimburse Attorneys on demand, if requested, or otherwise deduct the same from any credit balances existing on Clients account. Once Client's credit balance is reduced to $0.00, Client agrees to pay all balances due which are set forth in any

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billing  within thirty (30) days of receipt,  and further agrees to pay interest on all balances due as indicated on said monthly billing statements of 1.5% per month if said balance is not paid within 30 days of receipt of statement.

                                   SECTION IV.
                      SUBSTITUTION OR DISCHARGE OF ATTORNEY

     Attorney shall be entitled to its full fee hereunder upon the successful completion of the Client matters described herein, notwithstanding that Client may discharge or obtain the substitution of Attorney before Attorney has completed the services for which it is hereby employed. In the event of discharge or substitution, all fees and costs are due and payable in full, in cash, as a condition to the cancellation of this Agreement for Legal Services and the release of any of Client's files.

                                   SECTION V.
                                 REPRESENTATIONS

     Attorney has made no representations, guarantees or warranties as to the successful conclusion of the Client matters, and all expressions made by Attorney relative thereto are matters of Attorney's opinion only.

                                   SECTION VI.
                          LAW GOVERNING THIS AGREEMENT

     Client acknowledges that this Agreement shall be governed by the laws of the State of California and that the courts of the State of California shall have personal jurisdiction over Client in connection with any enforcement of this Agreement or the obligations of Client to Attorney arising hereunder.

                                  SECTION VII.
                             COLLECTION PROCEEDINGS

     In the event it is necessary for Attorney to institute collection proceedings or litigation for the fees and expenses set forth herein, Client agrees to pay any and all legal fees and costs incurred by Attorney applicable thereto, whether or not a formal action is deemed necessary to be filed by Attorney's legal counsel.

                                  SECTION VIII.
                        DISCONTINUANCE OF LEGAL SERVICES

     Client acknowledges and agrees that Attorney shall have the unreserved right to discontinue and refuse to render any further services for ethical reasons or in the event Client does not pay the fees in the amount, at the times and in the manner set forth herein. Client agrees that the Attorney shall have no liability for any actual, contingent or consequential damages that Client shall or may incur by reason of Attorney's discontinuance of or refusal to render such legal services.





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                                   SECTION IX.
                                   TERMINATION

     Either party hereto may terminate this Agreement  without cause upon thirty
(30) days' written notice to the other party, said notice to be delivered to the non-terminating party at the address listed above, or at such other address as the parties hereto may designate. However, in the event of such termination by Client after conclusion of the services described herein, Client hereby agrees to tender all fees due hereunder.

                                   SECTION X.
                      COUNTERPART AND FACSIMILE SIGNATURES

     This Agreement may be executed in one or more counterparts, all of which together shall be deemed one and the same instrument.

     For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

                                   SECTION XI.
                                    AMENDMENT

     This Agreement may be amended by mutual agreement of the parties hereto. Said amendment shall be in writing and properly executed by the parties hereto or their duly authorized representatives.

     DATED this 20th day of June 2003.


                                        ARI L. MARKOW, ESQ.

                                        By: s/ Ari L.Markow
                                           -------------------------------------
                                        Ari L. Markow


                                        NORTHWEST GOLD, INC.

                                        By:s/ Jim LaVoie
                                           -------------------------------------
                                        Jim LaVoie, President


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